Exhibit 32.1


                              COMMUNITY BANKS, INC.
                           SECTION 1350 CERTIFICATION
                            (Chief Executive Officer)

In connection with the Quarterly Report of Community Banks, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eddie L.
Dunklebarger, Chief Executive Officer, Chairman, and President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2003, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification is being furnished solely pursuant to 18U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to Community Banks, Inc., and will be retained by Community Banks, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.


/s/  Eddie L. Dunklebarger
------------------------------------------------
Chief Executive Officer, Chairman, and President
May 10, 2005